EXHIBIT 32

CERTIFICATE PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY
ACT OF 2002 (18-U.S.C. § 1350)

Each, Steven R. Downing, Chief Executive Officer of Gentex Corporation, and Kevin C. Nash, Chief Financial Officer of Gentex Corporation, certify to the best of their knowledge and belief, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that:

(1) The quarterly report on Form 10-Q for the quarterly period ended March 31, 2025, which this statement accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in this quarterly report on Form 10-Q of the quarterly period ended March 31, 2025, fairly presents, in all material respects, the financial condition and results of operations of Gentex Corporation.

Dated: May 6, 2025

GENTEX CORPORATION

By /s/ Steven R. Downing
Steven R. Downing
Chief Executive Officer

By /s/ Kevin C. Nash
Kevin C. Nash
Chief Financial Officer